UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2016

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On February 22, 2016, the Board of Directors of Uranium Resources, Inc. (the “Company”) approved a 1-for-12 reverse stock split of the Company’s common stock.  The Company expects the reverse split to become effective following the close of trading on March 7, 2016 and the consolidated common shares to begin trading on a split-adjusted basis as of March 8, 2016.  The reverse split will reduce the number of the Company’s outstanding common stock from approximately 61.4 million shares to approximately 5.1 million shares. In addition, effective upon the reverse stock split, the number of authorized shares of the Company’s common stock will be reduced from 200 million to 100 million. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would have resulted will be settled in cash. Following the reverse stock split, the CUSIP for the Company’s common stock will be 916901 705.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2016

URANIUM RESOURCES, INC.

By:

/s/ Jeffrey L. Vigil

Name:

Jeffrey L. Vigil

Title:

Vice President – Finance and Chief Financial Officer